SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: March 15, 2002

                Empire Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

                       Delaware
(State of other jurisdiction of incorporation)

0-28934 Commission File Number	81-0512374 I.R.S. Employer Identification No.

P.O. Box 1099
123 South Main Street
 Livingston, MT 59047
(Address of principal executive offices)

Registrant's telephone number (including area code):(406) 222-1981

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Item 5. Other Events

     Empire Federal Bancorp, Inc. announced that it had entered into an Agreement and Plan of Merger (“Agreement”) by which Empire Federal will acquire Montana First National Bancorporation, Kalispell, Montana and its subsidiary, Montana First National Bank.

     The transaction is structured as a merger of Montana First National Bancorporation with an Empire Federal subsidiary to be formed to facilitate the merger. After the completion of the merger, Montana First National Bank will become a wholly-owned subsidiary of Empire Federal.

     In the transaction, Empire Federal will acquire all of the issued and outstanding common stock of Montana First National Bancorporation in exchange for an aggregate cash price of $4,037,500.00, which is subject to adjustment based upon Montana First National Bank’s performance prior to closing of the transaction.

     Pursuant to the Agreement, a party may be required to pay liquidated damages in the amount of $100,000.00 if the party fails to perform certain of its required obligations and the Agreement is terminated.

     Consummation of the acquisition is subject to several conditions, including receipt of the applicable regulatory approvals and approval by Montana First National Bank’s shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            Exhibits

            2                Agreement and Plan of Merger by and between Empire Federal Bancorp, Inc.,
                              MFNB Acquisition, Inc., and Montana First National Bancorporation.

            99               Press Release dated March 15, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE FEDERAL BANCORP, INC.

DATE: March 15, 2002	/s/ William H. Ruegamer William H. Ruegamer President and Chief Executive Officer

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Exhibit 2

Agreement and Plan of Merger
by and between Empire Federal Bancorp, Inc., MFNB Acquisition, Inc.,
and Montana First National Bancorporation

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AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), is effective as of March 5, 2002 (the “Agreement Date”), by and between Empire Federal Bancorp., Inc., a Delaware corporation (“Empire”), MFNB Acquisition, Inc., a Montana corporation (“Acquisition”), and Montana First National Bancorporation, a Montana corporation (“MFNB”).

R E C I T A L S

       A.        Empire is a Delaware corporation and savings and loan holding company registered under the Savings and Loan Holding Company Act, as amended. Acquisition is a wholly-owned subsidiary of Empire formed for the purpose of facilitating the transaction contemplated by this Agreement.

       B.        MFNB is a Montana corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended, and currently owns 21,001 shares (100%) of the issued and outstanding common stock of the Montana First National Bank located in Kalispell, Montana (the “Bank”).

       C.        Empire desires to acquire all of the issued and outstanding common stock of MFNB through the merger of MFNB and Acquisition (the “Merger”), upon the terms of this Agreement.

       IN CONSIDERATION OF THE ABOVE, the parties agree as follows:

1.0     MERGER

        1.1   Merger.

1.1.1    Subject to the terms and conditions of this Agreement and following satisfaction and performance of the terms and conditions under this Agreement, including the receipt of the approval of state and federal banking regulators having jurisdiction to approve of or consent to the transactions (collectively the “Regulatory Approval”), Acquisition shall, and Empire shall cause Acquisition to, merge with and into MFNB (the “Merger”). The Merger shall be effected in accordance with the provisions of this Agreement and pursuant to the provisions of, and with the effect provided in, the Montana Business Corporation Act (the “Corporation Act”). MFNB, at and after the Effective Time, is referred to as the “Surviving Corporation” in this Agreement.

1.1.2    At Closing, the parties shall cause Articles of Merger to be filed with the Montana Secretary of State (the “Articles”) in accordance with the

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Corporation Act and take such other actions necessary for the consummation of the contemplated transactions. The Merger shall be effective on the date and at the time specified in the Articles (the “Effective Date” and the “Effective Time”). The “Closing Date” shall be the second business day following the last day of the calendar month in which Regulatory Approval shall have been received (including the expiration of any waiting or holding periods). Unless otherwise agreed by the parties, the Effective Date shall be on the Closing Date.

1.1.3     At the Effective Time, Acquisition shall be merged with and into MFNB and the separate existence of Acquisition shall cease. MFNB, its Articles of Incorporation and Bylaws shall survive the Merger. The directors and officers of Acquisition shall, however, become and remain directors and officers of MFNB at the Effective Time and shall continue in such capacities until the respective successors shall be elected and qualify. The directors and officers of MFNB and Bank immediately prior to the Effective Time shall resign all such capacities.

1.1.4     At the Effective Time, each share of issued and outstanding common stock of MFNB (the “MFNB Stock”) shall be automatically cancelled, extinguished and converted into and exchanged solely for, as more particularly provided for and limited by the terms of this Agreement, the Share Price (as defined in Section 1.2 below). At and after the Effective Time, MFNB Stock and certificates representing shares of MFNB Stock shall be deemed for all purposes to evidence only the right to payment of the Share Price, and the holders of MFNB Stock (the “Shareholders”) shall possess no right to vote, receive dividends or distributions or any other consideration in respect of MFNB Stock. In any matters relating to the certificates representing MFNB Stock, Empire and Acquisition may rely conclusively upon the records of Shareholders maintained by MFNB containing the names and addresses of the Shareholders.

1.1.5     At and after the Effective Time, each share of common stock of Acquisition, issued and outstanding as of the Effective Time or thereafter, shall be and remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

        1.2   Share Price.

1.2.1     The Share Price shall be determined as of the close of business on the last day of the calendar month preceding the Closing Date (the “Determination Date”) in accordance with this Section 1.2.

1.2.2     The Share Price shall be (a) an aggregate amount of Four Million, Thirty-seven Thousand Five Hundred Dollars and 00/100 ($4,037,500.00), increased or decreased, as the case may be, under this Agreement (the “Aggregate Price”) (b) and the result divided by the number of shares of MFNB Stock issued and outstanding as of the Effective Time.

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1.2.3     The Aggregate Price shall be increased or decreased (as the case may be) as follows:

(a) decreased by unpaid fees, charges, expenses or disbursements incurred or expected to be incurred on or prior to the Effective Time with respect to professional services provided to or for the benefit of MFNB or Bank in connection with the transactions contemplated by this Agreement (collectively the “Professional Fees”), including, without limitation, services of lawyers, accountants, finders or investment bankers or other advisors (to the extent such Professional Fees are not fully accrued for or paid as of the Determination Date);

(b) increased or decreased, as the case may be, by the difference (rounded to the nearest thousand dollars) between the Bank Core Capital (as defined below) as of the Determination Date and Two Million Five Hundred Thousand Dollars ($2,500,000.00); and

(c)  increased or decreased, as the case may be, by the book value of MFNB assets, tangible and intangible (but excluding any investment in Bank or other subsidiaries and goodwill) as of the Determination Date; and

(d)  decreased by the book value liabilities of MFNB as of the Determination Date; and

(e)  decreased by the amounts, if any, incurred or expended in contravention of the provisions of Section 4.0 (Conduct of Business Pending the Merger).

1.2.4      Except as expressly otherwise provided, the Aggregate Price and the Bank Core Capital shall be determined for all purposes of this Agreement in accordance with generally accepted accounting principles as modified for banking regulatory accounting requirements consistent with past practices, except that all investment securities held by Bank or MFNB shall be deemed held available for sale for all purposes.

1.2.5      “Bank Core Capital” means the aggregate capital, stock, surplus, undivided profits and current year earnings accounts of the Bank as of the Determination Date.

1.2.6      The Share Price shall be paid in cash or immediately available funds, as the holder of MFNB Stock may reasonably direct by proper notice to Empire or, in the absence of such notice, by delivery of cashier’s check or other official check to the holder at the address for such holder reflected on the MFNB shareholder records.

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1.2.7      The Share Price shall be reduced by the amounts, if any, due from a surrendering shareholder to MFNB, including, without limitation, amounts due in respect of the exercise of options for MFNB shares or unpaid subscription amounts.

        1.3   Procedure for Surrender of Stock.

1.3.1      Empire shall mail a notice and transmittal form to each holder of MFNB Stock of record advising such holder of the anticipated effectiveness of the Merger and the procedure for surrendering outstanding certificates evidencing MFNB Stock (the “Surrender Notice”). The Surrender Notice shall be mailed within five (5) business days following receipt of Regulatory Approval (without regard to the expiration of any holding or waiting period). Empire shall deliver the Share Price to MFNB shareholders (i) on the first business day following the Effective Date with respect to certificates representing shares of MFNB Stock properly surrendered to Empire prior to the Effective Date and (ii) on the second business day following the receipt of certificates properly surrendered on or after the Effective Date.

1.3.2      All payments or deliveries made upon the surrender of MFNB Stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights of the holder pertaining to such shares of MFNB Stock.

1.3.3      If any certificate representing MFNB Stock shall have been lost, stolen or destroyed, Empire may pay the Share Price in exchange for such lost, stolen or destroyed certificate; provided, however, that Empire may, in its discretion and as a condition precedent, require the holder of such lost, stolen or destroyed certificate to deliver a bond, affidavit, indemnity and/or any other instrument in such amount and with such terms as it may reasonably require as indemnity against any claim that may be made against Empire or MFNB or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

1.3.4      If any shares of MFNB Stock shall have been pledged as collateral to a lender or are otherwise subject to any lien, encumbrance or security interest or other interest of a third party, Empire may pay the Share Price or deliver certificates representing the Empire Stock, as the case may be, only after the submission to Empire of a valid pay-off letter or other consent or instructions from the lender or third party which held a lien, security interest, or other interest in such shares.

1.3.5      On the first business day following the Effective Date, Empire shall deposit with an escrow agent (the “Agent”) an amount equal to the Aggregate Price less amounts paid to surrendering shareholders on such date (the “Escrow”). The Agent may be an affiliate of Empire, including, without limitation the Bank. The Agent shall hold the Escrow for the benefit of Empire

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and MFNB and shall pay the Share Price to surrendering shareholders as required by this Agreement.

2.0     REPRESENTATIONS AND WARRANTIES OF EMPIRE

        Empire hereby represents and warrants to MFNB as follows:

        2.1    Organization.   Empire is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now conducted. Empire is registered as a savings and loan holding company under the Savings and Loan Holding Company Act, as amended (the “SLHCA”). Empire is subject to and in material compliance with all applicable rules and regulations of the Office of Thrift Supervision (“OTS”).

        2.2    Authority Relative to this Agreement; Non-Contravention.  Empire has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Empire and the consummation of the transactions contemplated hereby have been duly authorized by the Empire Board of Directors and no other corporate proceedings on the part of Empire are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by Empire and constitutes a valid and binding obligation of Empire, enforceable in accordance with its terms. Other than in connection with obtaining Regulatory Approval, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Empire for the consummation of the transactions contemplated by this Agreement.

        2.3    Litigation.   No claim, action, suit or other proceeding is pending or, to the knowledge of Empire, threatened, that questions the validity of this Agreement or if adversely determined could reasonably be expected to have a material adverse effect on the ability of Empire to perform its obligations under this Agreement.

        2.4    Representations and Warranties.  The representations and warranties contained in Sections 2.1 through 2.3 shall be true at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time

3.0     REPRESENTATIONS AND WARRANTIES OF MFNB

        MFNB represents and warrants to Empire and Acquisition as follows:

        3.1   Organization and Qualification.

3.1.1      MFNB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Montana and has the requisite corporate power and authority to carry on its business as now conducted. MFNB is registered as a bank holding company under the Bank Holding Company Act.

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MFNB is subject to and in material compliance with all applicable rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”).

3.1.2     Bank is a national association duly incorporated, validly existing and in good standing under the laws of the United States and has the requisite corporate power and authority to carry on its business as now conducted.

3.1.3      The copies of the articles of incorporation and bylaws of MFNB and Bank delivered to Empire on January 29, 2002, reflect all amendments made through the Agreement Date and are correct and complete in all respects.

3.1.4      Each of MFNB and Bank is licensed or qualified to do business in every jurisdiction in which the nature of its respective businesses or its ownership of property requires it to be licensed or qualified except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of either MFNB or Bank.

3.1.5      MFNB and Bank each hold all required consents or authorizations of state or federal banking regulators for the conduct of its business as currently conducted.

        3.2   Authority Relative to this Agreement; Non-Contravention.  MFNB has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations.  The execution and delivery of this Agreement by MFNB and the consummation by MFNB of the transactions contemplated hereby have been duly authorized by the Board of Directors of MFNB and, except for approval of the Merger and this Agreement by the shareholders of MFNB in accordance with the Corporation Act, no other corporate proceedings on the part of MFNB are necessary to authorize this Agreement and the contemplated transactions. This Agreement has been duly executed and delivered by MFNB and constitutes a valid and binding obligation of MFNB, subject to the terms of this Agreement and is then enforceable in accordance with its terms. Neither MFNB nor Bank is subject to, or obligated under, any provision of (a) its respective articles of incorporation, charter or bylaws, as applicable, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its respective assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the contemplated transactions.

        3.3   Capitalization.

3.3.1      The authorized, issued and outstanding capital stock of each of MFNB and Bank is as listed on Schedule 3.3.1. All of the issued shares of capital stock of each of MFNB and Bank are duly authorized and validly issued and are fully paid and nonassessable. Neither MFNB nor Bank has any issued or outstanding shares of preferred stock or is obligated for the payment of any note,

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debenture or other debt instrument other than as shown on the MFNB Financial Statements (or defined in Section 3.4). Except for options issued by Board of Directors Resolution dated February 25, 2002 and more particularly identified on Schedule 3.3 (the “Director Options”), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating MFNB or Bank to issue, sell, purchase or redeem any shares of their capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of their capital stock, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the book value or any other attribute of any of the common stock of MFNB or Bank.

3.3.2      Schedule 3.3.2 identifies all options issued under the Director Options, together with (a) the holder of the option, (b) the date of grant, (c) the number of shares of MFNB Stock for which each option was granted, (d) the exercise price of each option.

        3.4    Financial Statements.  Attached as Schedule 3.4 are statements of financial condition of MFNB and Bank as of December 31, 2001, and the related statements of income, changes in shareholders’ equity and statements of cash flows for the year then ended (collectively, together with any footnotes, the “MFNB Financial Statements”). The MFNB Financial Statements have been prepared on a consistent basis during the periods involved and fairly and accurately present the financial position of MFNB and Bank, as the case may be, as of the date of such statements.

        3.5   Loan Documentation.  There are no material deficiencies or defects in the documentation for loans made by Bank (including, without limitation, all security interests, mortgages and other liens with respect to all collateral for the loans), which deficiencies or defects would have a material adverse effect on Bank’s loan portfolio, taken as a whole, after application of any reserves for loan losses maintained by the Bank. Bank has completed all other documents or instruments required for material compliance with all applicable state and federal regulations including, without limitation, Regulation O and Regulation Z in connection with the loan portfolio.

        3.6   Reports and Filings.  Since January 1, 1997, each of MFNB and Bank has filed each report or other filing that it was required to file with any federal or state banking, insurance or bank holding company authority having jurisdiction over MFNB or Bank (the “Reports”). Each of the Reports was true and complete in all material respects and none of the Reports contained any untrue statement of material fact or omitted to state a material fact required to be stated or necessary to make the statements not misleading.

        3.7   Bank.   Bank is the sole subsidiary of MFNB, and MFNB owns 100 percent (100%) of the shares of Bank common stock (the “Bank Stock”). The Bank Stock is free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, and all such shares have been duly and validly issued and are fully paid and nonassessable. Except as identified on Schedule 3.7, neither MFNB nor Bank owns any stock, partnership interest, joint venture interest or any other security issued by any

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other corporation, organization or entity, except, in the case of MFNB, Bank Stock and, in the case of MFNB and Bank, securities owned and held for investment in the ordinary course of business and in compliance with governing law and regulations. Except with respect to MFNB and Bank, neither MFNB nor Bank is required to be treated as a single employer with any other entity under Section 414 of the Internal Revenue Code, and neither MFNB nor Bank is or has ever been a general partner of any partnership.

        3.8   Absence of Undisclosed Liabilities.  All of the obligations or liabilities of MFNB or Bank (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) (the “Liabilities”) required to be reflected on the MFNB Financial Statements in accordance with generally accepted accounting practices as modified for banking regulatory accounting requirements consistent with past practices, have been so reflected. There are no Liabilities except as reflected on the MFNB Financial Statements.

        3.9   No Adverse Changes.  Since December 31, 2001, there has been no material adverse change either singly or in the aggregate, and no event, occurrence or development in the business of MFNB or Bank has arisen that would have a material adverse effect on (a) the business, operations or financial condition of MFNB or Bank, taken as a whole, or (b) the ability of MFNB to consummate the transactions contemplated by this Agreement.

        3.10   Absence of Certain Developments.  Since December 31, 2001, neither MFNB nor Bank has:

3.10.1    except as identified on Schedule 3.10.1, issued or sold any of their respective equity securities, instruments or obligations convertible into or exchangeable for such equity securities, warrants, options or other rights to acquire such equity securities, or any debentures, bonds or other securities;

3.10.2    reissued or agreed to issue any shares of their respective capital stock, or declared or paid any dividends payable in property, or stock with respect to any share of their respective capital stock;

3.10.3    borrowed any amount or incurred or become subject to any liability, except liabilities incurred by Bank in the ordinary course of its banking business;

3.10.4    discharged or satisfied any lien or encumbrance on the properties or assets of MFNB or Bank or paid any liability other than in the ordinary course of business;

3.10.5    mortgaged, pledged or subjected to any lien or other encumbrance, any of the assets of MFNB or Bank except liens and encumbrances for current property taxes and special assessments not yet due and payable;

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3.10.6    sold, assigned or transferred any tangible or intangible assets with an aggregate market value in excess of $5,000.00 except such assets sold, assigned or transferred in the ordinary course of business;

3.10.7    cancelled any debts or claims or waived any rights except in the ordinary course of business or upon payment in full;

3.10.8    taken any other action or entered into any other transaction other than in the ordinary course of business;

3.10.9    suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, which would, individually or in the aggregate, have a material adverse effect on the business, operations, results of operations, or financial condition of MFNB and Bank taken as a whole;

3.10.10    except as identified on Schedule 3.10.10, made or granted any bonus, wage, salary or compensation increase, or severance or termination pay, to any director, officer, employee, or consultant, or entered into or amended any employment contract;

3.10.11    except as identified on Schedule 3.10.11, made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except as required by law;

3.10.12    made any capital expenditures or commitments therefor in the aggregate in excess of $5,000.00; or

3.10.13    entered into any “covered transaction” as that term is defined in Section 23A of the Federal Reserve Act.

        3.11     Properties.

3.11.1    Each of MFNB and Bank either owns good and marketable title to or leases pursuant to valid lease agreement all of real and personal property used in its respective business, free and clear of all liens, encumbrances, mortgages or security interests or other interest of any third party materially affecting the value or use of such property (excepting interest of lessors) of any kind or nature. MFNB and Bank own, or lease under valid leases, all real or personal property necessary for the conduct of their business as it is presently being conducted, including, without limitation, all buildings, fixtures, furniture, personal property, land improvements and equipment.

3.11.2    Schedule 3.11.2 sets forth a brief description, including the term, of each lease of real or personal property to which MFNB or Bank is a party as lessee (the “Leases”). The Leases are in full force and effect in all respects and

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neither MFNB nor Bank is in default, nor are any of the other parties to any of such Leases in default, and no circumstances exist which could result in such default, under any of such Leases. There has been no cancellation, breach or anticipated breach by any other party to any such Lease.

3.11.3    All of the buildings, fixtures, furniture and equipment used for the conduct of the business of MFNB and Bank are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business.

3.11.4    Neither MFNB nor Bank nor any of the buildings owned by MFNB or Bank nor any of the buildings leased by MFNB or Bank is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the ownership or operation of its business, which violations individually or in the aggregate present a material liability to MFNB or Bank, and neither MFNB nor Bank has received any notice of any such violation, or of the existence of any condemnation proceeding, with respect to any properties owned or leased by MFNB or Bank.

        3.12      Environmental Matters.

3.12.1   No Hazardous Substances (as defined below) have been stored, transported, transferred from, released or otherwise placed, deposited in or located on any real property now or previously owned by or leased by MFNB or Bank, including, without limitation, real property acquired through in-substance foreclosure (collectively the “Property”).

3.12.2   MFNB and Bank have delivered to Empire, prior to the execution and delivery of this Agreement, complete copies of any and all (a) environmental audits and reports, or (b) claims, notices or orders of any state or federal environmental regulatory agency or other governmental authority relating to the Property.

3.12.3   Except in compliance with environmental laws, neither MFNB nor Bank has transported or arranged for the transportation of any Hazardous Substances to any location.

3.12.4   Neither MFNB or Bank has received notice that the Property is listed in the National Priorities List or any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local governmental agency with respect to sites from which there is or has been a release of any Hazardous Substance.

3.12.5   Except as Set forth on Schedule 3.12.5, no part of the Property was ever used, nor is it now being used, (A) as a landfill, dump or other disposal, storage, transfer or handling area for Hazardous Substances, excepting, however, for the routine storage and use of Hazardous Substances from time to time in the

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ordinary course of business, in compliance with governing laws and regulations and in compliance with good commercial practices; (B) for industrial, military or manufacturing purposes; or (C) as a gasoline service station or a facility for selling, dispensing, storing, transferring or handling petroleum and/or petroleum products.

3.12.6   There are no underground or aboveground storage tanks (whether or not currently in use), urea-formaldehyde materials, asbestos, asbestos containing materials or polychlorinated biphenyls (PCBs) located on or under the Property, and no underground tank previously located on the Property has been removed therefrom.

3.12.7   As used in this Section 3.12, the term “Hazardous Substance(s)” means (a) any toxic or otherwise hazardous or deleterious substance or waste, or any pollutant or contaminant, and (b) urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

        3.13    Tax Matters.

3.13.1   Each of MFNB and Bank and all members of any consolidated or unitary group of which MFNB or Bank is a member (the “MFNB Tax Group”) have filed or will file all Tax (as later defined) and Tax information returns or reports required to be filed by them and have paid (or have or will accrue, prior to the Effective Time, amounts for the payment of) all Taxes relating to the time periods shown to be due upon such returns and reports. The accrued taxes payable accounts for Taxes and provision for deferred Taxes are on the Agreement Date, and will be, at the Effective Time, sufficient for the payment of all unpaid Taxes of the MFNB Tax Group accrued for or applicable to all periods ended on or prior to the Effective Time or which may subsequently be determined to be owing with respect to any such period.

3.13.2   No member of the MFNB Tax Group has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes. All Taxes shown to be due and payable, for any period ending at, prior to or including the Effective Time shall have been paid by or on behalf of MFNB and Bank or shall be reflected as an accrued Taxes liability determined in a manner which is consistent with past practices and as used in the financial statements provided by MFNB and Bank under this Agreement. No tax returns of the MFNB Tax Group have been audited by any governmental authority and all Tax returns of the MFNB Tax Group are to the best knowledge of MFNB complete and accurate as filed and, except as set forth in Schedule 3.13 hereto, there are no unresolved questions, claims or disputes asserted by any relevant taxing authority concerning the liability for Taxes of members of the MFNB Tax Group.

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3.13.3    For purposes of this Agreement, the term “Tax” or “Taxes” shall mean any federal, state or local income, license, payroll, employment, excise, severance, property, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalties or additions to, or additional amounts in respect of the foregoing for each member of the MFNB Tax Group.

3.13.4    Neither MFNB nor Bank has, at any time, made or attempted to make an election to be subject to Subchapter S of the Internal Revenue Code.

        3.14      Contracts and Commitments.  Except as identified on Schedule 3.14, neither MFNB nor Bank (a) is a party to any collective bargaining agreement or contract with any labor union, (b) is a party to any contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person, (c) is a party to any written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets), or (d) is a party to any (i) contract or group of related contracts with the same party for the purchase or sale of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $1,000.00 for any individual contract or $5,000.00 in the aggregate with the same party or related parties, or (ii) other agreement which is not entered into in the ordinary course of business. Each of MFNB and Bank has performed all obligations required to be performed by it and neither MFNB nor Bank is in receipt of any claim of default under any material contract or commitment, and neither MFNB nor Bank has any present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment.

        3.15      Litigation.   There are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of MFNB and Bank, threatened against MFNB or Bank, at law or in equity, or before or by any federal, state, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        3.16      No Brokers or Finders.  Except as identified on Schedule 3.16, there are no claims for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of MFNB or Bank or the holders of MFNB Stock.

        3.17      Employees.  MFNB and Bank have complied with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining, non-discrimination and the payment of social security and other taxes.

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        3.18      Employee Benefit Plans.

3.18.1   Schedule 3.18.1 identifies each employment, severance or similar contract or arrangement and each plan, policy, fund, program or contract or arrangement, whether oral or written, providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements) health or medical benefits, disability benefits, worker’s compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) under which MFNB or Bank has or in the future could have any liability (the “Plans”).

3.18.2    MFNB and Bank have complied in all respects with all material applicable legal requirements relating to the employment of labor, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), continuation coverage requirements with respect to group health plans, and those relating to wages, hours, unemployment insurance, worker’s compensation, equal employment opportunity, age, race, sex and disability discrimination, immigration control and the payment and withholding of taxes.

3.18.3    Except for Plans set forth on Schedule 3.18.1, neither MFNB nor Bank maintains or has maintained any employee benefit plans as defined in Section 3(3) of ERISA.

3.18.4    None of the Plans is (i) a multi-employer plan (within the meaning of Section 3(37) of ERISA, (ii) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code.

3.18.5    No transaction prohibited by Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”) has occurred with respect to any Plan which is covered by Title I of ERISA which transaction has or can reasonably be expected to cause MFNB or Bank to incur any material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

3.18.6    Each Plan that is intended to be qualified under Section 401(a) of the Code is designated as such on Schedule 3.18.1 and is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. Each Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, and including but not limited to any and all reporting, notice and disclosure requirements such as the filing of annual reports.

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3.18.7    Except as identified on Schedule 3.18.7, neither MFNB nor Bank has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees, except as required under applicable law.

3.18.8    Except as identified on Schedule 3.18.8, no employee or former employee of MFNB or Bank will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated by this Agreement.

3.18.9    There are no pending claims or lawsuits by, against, or relating to any Plans that would, if successful, result in liability of MFNB or the Bank, and no claims or lawsuits have been asserted, instituted or, to the knowledge of MFNB and the Bank, threatened by, against, or relating to any Plan, against the assets of any trust or other funding arrangement under any such Plan, by or against MFNB or Bank with respect to any Plan, or by or against the plan administrator or any fiduciary of any Plan, and neither MFNB nor the Bank have knowledge of any fact that could form the basis for any such claim or lawsuit. The Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to a Plan under the IRS’s Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

3.18.10    All amendments and actions required to bring the Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Effective Time and (B) are disclosed on Schedule 3.18.10.

3.18.11    Payment has been made of all amounts that MFNB or Bank are required to pay as contributions to the Plans as of the last day of the most recent fiscal year of each of the Plans ended before the date of this Agreement; all benefits accrued under any unfunded Plan will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP and all monies withheld from employee paychecks with respect to Plans have been transferred to the appropriate plan within thirty days of such withholding.

3.18.12  Neither MFNB nor Bank has prepaid or prefunded any Plan that is a welfare benefit plan pursuant to ERISA § 3(1) through a trust, reserve, premium stabilization, or similar account, nor does it provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Internal Revenue Code.

3.18.13    All Plans that are group health plans have been operated in compliance with the requirements of Sections 4980B of the Code (and its

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predecessor and any similar laws of applicable states), 5000 of the Code and Part 7 of ERISA, and MFNB or Bank have provided, or will have provided before the Effective Time, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code with respect to any “qualifying event” (as defined therein) occurring before or on the Effective Time.

        3.19      Insurance.  Schedule 3.19 lists each insurance policy maintained by MFNB or Bank. All of such insurance policies are in full force and effect and neither MFNB nor Bank is in default with respect to its obligations under any of such insurance policies. There are no unreported or pending claims under any of such insurance policies.

        3.20      Affiliate Transactions.  Neither MFNB nor Bank, nor any officer or director of MFNB or Bank, nor any member of the immediate family of any such officer or director, nor any entity in which any of such persons owns any beneficial interest, has any loan agreement, note or borrowing arrangement or any other agreement with MFNB or Bank (other than employment arrangements in the ordinary course of business or lending arrangements in the ordinary course and in compliance with governing law and regulation) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of MFNB or Bank. Except as identified on Schedule 3.20, neither MFNB nor Bank is a party to a “covered transaction” as defined in Federal Reserve Act § 23A.

        3.21      Compliance with Laws; Permits.  Each of MFNB and Bank has complied in all material respects with all applicable laws and regulations of federal, state and local governments and all governmental agencies which affect the business or any owned or leased properties of MFNB or Bank and to which MFNB or Bank may be subject. No claims have been filed or asserted by any such governments or agencies against MFNB or Bank alleging a violation of any such law or regulation which have not been resolved to the satisfaction of any such governments or agencies. Each of MFNB and Bank holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business. Neither MFNB nor Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of, or insurance of deposits in, financial institutions or their affiliates (“Regulators”), nor has either of them been advised by any Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        3.22      Intangible Property Rights.  Each of MFNB and Bank owns or exclusively holds all rights to, free and clear of all liens, claims and restrictions, including, without limitations, obligations for the payment of royalties or other compensation for the use

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of, all service marks and trade names used in the conduct of its business as now conducted. Neither MFNB nor Bank has knowledge of, or has received any notice of, any facts which indicate that each of them does not either (a) own or (b) have the unrestricted right to the use of all know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to the operation of its business.

        3.23      Books and Records.  The books of account, stock records, minute books and other records of each of MFNB and Bank are in all material respects complete and accurate.

        3.24      Representations and Warranties.  The representations and warranties contained in Sections 3.1 through 3.23 of this Agreement shall be true at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time.

4.0     CONDUCT OF BUSINESS PENDING THE MERGER

        4.1   Conduct of Business.  From and after the date of this Agreement until the Effective Time, MFNB shall, and shall cause Bank to, conduct the business of MFNB and Bank as follows:

4.1.1    The business of MFNB and Bank shall be conducted only in, and neither MFNB nor Bank shall take any action except in, the ordinary course of business, on an arms-length basis and in accordance in all respects with all applicable laws, rules and regulations and past practices.

4.1.2     Neither MFNB nor Bank shall, without the prior written consent of Empire (which consent Empire may grant or withhold in its reasonable direction), directly or indirectly:

(a)  Except with respect to shares of MFNB Stock to be issued under the Director Options identified on Schedule 3.3, issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock or other securities;

(b)  sell, assign, transfer, mortgage, pledge or encumber any of its assets other than in the ordinary course of Bank’s business;

(c)  amend or propose to amend its respective articles of incorporation or bylaws;

(d)  with respect to shares of capital stock of MFNB or Bank, split, combine or reclassify any outstanding shares of capital stock or other security, or declare, set aside or pay any dividend or other distribution payable in property or stock and, with respect to Bank only,

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declare or pay any dividend in cash which, in combination with all other distributions or dividends declared or paid after December 31, 2001, decreases the Bank Core Capital to an amount less than $2,500,000.00;

(e)  redeem any shares of capital stock or other securities;

(f)   acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or material assets thereof except in connection with customary lending and collection activities;

(g)  borrow any amount or incur or become subject to any liability, except deposit liabilities incurred by Bank in the ordinary course of its business;

(h)  except as identified on Schedule 4.1.2(h), make capital expenditures or commitments therefor in the aggregate in excess of $5,000.00;

(i)   discharge or satisfy any material lien or encumbrance on the properties or assets of MFNB or Bank or pay any liability except in the ordinary course of business;

(j)   cancel any material debt or claims or waive any rights of material value; or

(k)  enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, severance or termination pay to any director, officer or employee.

4.1.3    Neither MFNB nor Bank shall adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except for amendments required by law.

4.1.4    Each of MFNB and Bank shall use its commercially reasonable efforts to cause its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse.

4.1.5    Neither MFNB nor Bank shall enter into any settlement or similar agreement with respect to, or take any material action with respect to the conduct of, any material action, suit, proceeding, order or investigation.

4.1.6    Each of MFNB and Bank shall use their respective commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of each of MFNB and Bank and to keep available

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the services of its officers and employees as a group and preserve intact material agreements.

4.1.7    MFNB shall cause Bank to maintain and, if required, make adequate additional provisions for allowances and reserves for loan losses in an amount (a) consistent with prior practices and (b) adequate under state and federal regulatory requirements and safe and sound banking practices.

4.1.8    Neither MFNB nor Bank shall take any action with respect to investment securities held or controlled by any of them inconsistent with past practices or alter their investment portfolio duration policies in effect as of the Agreement Date.

4.1.9    As to properties where MFNB or Bank is the lessee, neither MFNB nor Bank shall renew, exercise an option to extend, cancel or surrender any lease of real property nor allow any such lease to lapse.

4.1.10    MFNB shall not take any action, or allow Bank to take any action, which would cause any representation or warranty set forth in Section 3.0 to be materially inaccurate as of any time after the date of this Agreement.

5.0      ADDITIONAL COVENANTS AND AGREEMENTS

        5.1    Filings and Approvals.  Empire shall be responsible for and shall (a) use commercially reasonable efforts to cause the preparation and filing, as soon as practicable following execution of this Agreement and approval of MFNB shareholders, of all applications or other documents required to obtain Regulatory Approvals to the transactions contemplated by this Agreement from the Federal Deposit Insurance Corporation (“FDIC”), Federal Reserve, OTS, and any other applicable state or federal regulatory authorities and (b) diligently pursue and take all commercially reasonable actions to obtain the Regulatory Approval. MFNB and Bank shall cooperate with Empire in the preparation and filing of all documents required to obtain Regulatory Approval, and upon request by Empire, each of them shall use all reasonable efforts to take any other actions necessary to obtain Regulatory Approval.

        5.2   Certain Reports and Related Matters.  Promptly following preparation of the reports or statements consistent with existing practices of MFNB or Bank, MFNB and/or Bank shall furnish to Empire (a) all of Bank periodic internal credit quality and related reports, (b) reports on other real estate owned by Bank, including in-substance foreclosures and real estate in judgment, (c) listings of current repurchase obligations of Bank with respect to any loans, loan participation or state or municipal obligations or revenue bonds, and (d) any standby letters of credit issued by Bank. The reports shall be in the form customarily presented to MFNB or Bank Boards of Directors as the case may be, and will be provided to Empire when customarily provided to the respective Board of Directors.

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        5.3    Interim Financial Statements.  MFNB shall furnish Empire with MFNB’s and Bank’s (as of the end of each calendar month) balance sheets and the related statements of income, within 10 days after the end of each such calendar month (or with respect to MFNB, within ten days of the date of preparation). Such financial statements shall be prepared on a basis consistent with the MFNB Financial Statements and on a consistent basis during the periods involved.

        5.4   Notice of Inaccuracies or Changes in Schedules.  MFNB shall promptly give Empire written notice of any material inaccuracies in or changes to each schedule referred to in this Agreement. Any notice relating to the inaccuracy or change in a schedule to this Agreement shall not have the effect of making any representation or warranty contained in this Agreement true and correct as of a date prior to the date of such notice, nor shall such notices have the effect of satisfying the conditions set forth in Section 6.0 except to the extent such notices reflect changes in schedules caused solely by the passage of time.

        5.5    Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        5.6    No Negotiations, etc.  Prior to termination of this Agreement in accordance with its terms, MFNB and Bank shall not, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, MFNB or Bank or other similar transaction or business combination involving MFNB or Bank.

        5.7   Notification of Certain Matters.  Each party shall give prompt notice to the others of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate when made, at the Effective Time or at any time prior to the Effective Time and (b) any failure of such party to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder.

        5.8   Access to Information and Properties; Confidentiality.

5.8.1    Between the date of this Agreement and the Effective Time, MFNB shall permit and shall cause Bank to permit Empire, at Empire’s cost and expense, full access to its respective properties and shall disclose and make available (together with the right to copy) to Empire and its agents all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of MFNB and Bank.

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5.8.2    All information furnished to or provided by either MFNB or Bank to Empire shall be treated as the sole property of the party furnishing the information until the Effective Time, and, if the Effective Time shall not occur, Empire shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, and shall keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which (A) was already in Empire’s possession prior to the disclosure to Empire by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of Empire or its representatives or (D) was disclosed to Empire by a third party not bound by an obligation of confidentiality or (ii) disclosures required by law, governmental or regulatory authority.

        5.9     Filing of Tax Returns and Adjustments.  MFNB and Bank shall file or cause to be filed, on or before the due date (as it may be extended), all Tax returns for all Tax periods ending on or before the Effective Time. MFNB shall provide Empire copies of all such returns not later than 15 days prior to the filing of such returns.

        5.10    Termination of Plans.  Upon written request of Empire, MFNB or Bank shall take such actions necessary for the termination of one or more of the Plans, such termination to be effective at or prior to the Effective Time.

        5.11    Shareholder Meeting.  MFNB shall properly call a special meeting of MFNB shareholders for the purpose of considering and voting upon this Agreement and the Merger and ratifying the issuance of the Director Options (the “MFNB Meeting”). The MFNB Meeting shall be held as soon as reasonably practical following the Agreement Date, but in any event on or before April 12, 2002.

        5.12    Options.  MFNB shall cause all of the Director Options to be exercised or terminated in full without further right of exercise on or before the Effective Date.

6.0      CONDITIONS AND OBLIGATIONS RELATING TO THE MERGER

        6.1    Conditions to Obligations of Each Party.  The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

6.1.1    Regulatory Approval.  Regulatory Approval for the consummation of the contemplated transactions shall have been obtained, and all statutory or regulatory waiting periods shall have lapsed. Regulatory Approval shall not contain any conditions or restrictions which, in Empire’s sole judgment, shall (a) materially restricts or limits the business or activities of Empire, its affiliates, MFNB or Bank or (b) have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of Empire, its affiliates, or MFNB or Bank.

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6.1.2    No Injunction.  No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would impair the consummation of the transactions contemplated by this Agreement.

6.1.3    No Prohibitive Change of Law.  There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would materially impair the consummation of the contemplated transactions.

6.1.4    Adverse Proceedings.  There shall not be instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to materially delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the contemplated transactions or seeking to obtain damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by Empire of all or a portion of the business or assets of MFNB or Bank or to compel Empire or any of its Bank or MFNB or Bank to dispose of or to hold separately all or a portion of their respective business or assets, or (iii) seeking to require direct or indirect divestiture by Empire of any of its business or assets or of MFNB’s or Bank’s business or assets.

6.1.5    Governmental Action.  There shall not be any material action taken or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal or state court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1.4 above.

6.1.6    Extraordinary Events.  There shall not have occurred any declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

6.1.7    Shareholder Approval.  This Agreement shall have been approved by the affirmative vote of the holders of the percentage of MFNB Stock required for approval of a plan of merger in accordance with the provisions of MFNB’s articles of incorporation, bylaws, and the Corporation Act.

6.1.8    Employment/Non-compete Agreements.  Marvin T. Weaver and Janet Weaver (“Weavers”) shall have each entered employment agreements and non-compete agreements reasonably satisfactory to Empire and Weavers.

        6.2    Additional Conditions to Obligation of Empire.  The obligation of Empire to consummate the contemplated transactions in accordance with the provisions of this Agreement is also subject to the following conditions:

6.2.1    Representations and Compliance.  The representations and warranties of MFNB in this Agreement shall have been materially true and

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correct as of the Agreement Date and as of the Effective Time. MFNB shall have performed and shall have caused Bank to perform each obligation and agreement and complied with each covenant to be performed and complied with by them at or prior to the Effective Time.

6.2.2    Capital.  The Bank Core Capital shall be, at the Effective Time, not less than $2,500,000.00.

6.2.3    Fairness Opinion.  Empire shall have received an opinion of its advisor, reasonably acceptable to Empire, to the effect that the financial terms of the transaction are fair to Empire and its shareholders.

6.2.4    Environmental and Title Inspections.  Empire shall have received, at Empire’s sole cost and expense, (a) an environmental site assessment or assessments with respect to all real property owned or leased by MFNB or Bank the results of which are reasonably satisfactory to Empire, and (b) an owner’s ALTA title policy with respect to all real property owned or leased by MFNB or Bank, reflecting only exceptions reasonably acceptable to Empire.

6.2.5    Opinion of MFNB’s Counsel.  MFNB shall have delivered to Empire an opinion of MFNB’s legal counsel, subject to qualifications reasonably acceptable to Empire, to the effect that (a) MFNB and Bank are duly organized, validly existing and in good standing under the laws under which they were organized; and (b) this Agreement and the contemplated transactions have been duly authorized by all requisite corporate action and this Agreement is the valid and binding obligation of MFNB.

6.2.6    Options.  All of the Director Options shall have been exercised or terminated in full without further right of exercise, and the issuance of the Director Options shall have been ratified by shareholder action taken after the Agreement Date.

        6.3    Additional Conditions to Obligation of MFNB.  The obligation of MFNB to consummate the contemplated transactions in accordance with the provisions of this Agreement is also subject to the following conditions:

6.3.1    Representations and Compliance.  The representations and warranties of Empire shall have been materially true and correct as of the Agreement Date and as of the Effective Time. Empire shall have performed each obligation and agreement and complied with each covenant to be performed and complied with by it at or prior to the Effective Time.

6.3.2    Material Adverse Change.  No material adverse change shall have occurred in the financial or other condition of Empire which change shall reasonably indicate Empire’s inability to pay the Share Price.

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6.3.3     Empire shall have delivered to MFNB an opinion of Empire’s legal counsel, subject to qualifications reasonably acceptable to MFNB, to the effect that (a) Acquisition is duly organized, validly existing and in good standing under the laws under which it was organized, and (b) this Agreement and the contemplated transactions have been duly authorized by all requisite corporate action and this Agreement is the valid and binding obligation of Empire and Acquisition.

6.3.4    Fairness Opinion.  MFNB shall have received an opinion of its advisor, reasonably acceptable to MFNB, to the effect that the financial terms of the transaction are fair to MFNB and its shareholders.

        6.4   Closing Obligations of MFNB.  MFNB shall deliver or cause to be delivered the following documents or items to Empire in connection with the consummation of the contemplated transactions (the “Closing”):

6.4.1     Officers’ Certificate of MFNB.  A certificate of MFNB dated as of the Effective Date in which the chief executive officer and chief operating officer of MFNB shall certify that after due and diligent inquiry they have no reason to believe that the conditions set forth in Sections 6.1, 6.2 and 6.3 have not been fulfilled.

6.4.2    Secretary’s Certificates.  (i) Copies of the text of the resolutions by which the corporate action on the part of MFNB necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) certificates dated as of the Effective Date executed on behalf of MFNB by its corporate secretary certifying to Empire that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) incumbency certificates dated as of the Effective Date executed on behalf of MFNB by its corporate secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

        6.5    Closing Obligations of Empire.  Empire shall deliver to MFNB the following documents or items at Closing:

6.5.1     Officer’s Certificate.  A certificate of the Chief Executive Officer of Empire, dated as of the Effective Date, in which such officer shall certify that he has no reason to believe that the conditions set forth in Sections 6.1, 6.2 and 6.3 have not been fulfilled.

6.5.2     Secretary’s Certificate.  (i) Copies of the text of the resolutions by which the corporate action on the part of Empire necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Empire by its corporate secretary certifying to MFNB that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have

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not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of Empire by its corporate secretary, in each case, the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

7.0      TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.  This Agreement may be terminated by Empire and/or MFNB on or prior to the Effective Time:

7.1.1    by mutual consent of MFNB and Empire;

7.1.2    by either MFNB or Empire if there shall have been a failure of a condition under Section 6.1;

7.1.3    by Empire, upon written notice from Empire to MFNB, if there shall have been a failure or a condition under Section 6.2 or a failure by MFNB to deliver a document or item required by Section 6.4;

7.1.4    by MFNB, upon written notice from MFNB to Empire, if there shall have been a failure of any condition set forth in Section 6.3 or a failure by Empire to deliver a document or item required by Section 6.5; or

7.1.5    by Empire or MFNB if the Effective Time is not on or before July 31, 2002.

        Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to each other party.

        7.2    Effect of Termination and Liquidated Damages.

7.2.1    If the Agreement is terminated pursuant to Section 7.1, the termination shall be without further liability or obligation of either party, except as provided in Section 7.2.2.

7.2.2   (a)  A party terminating this agreement other than as permitted under Section 7.1 shall pay the non-terminating party the liquidated damages provided in this Section 7.2.2.

(b)  If a party terminates this Agreement under Section 7.1 and the termination is caused by (i) the failure of a representation or warranty of the non-terminating party to be materially correct when made or deemed made under the Agreement, or (ii) the failure of the non-terminating party to perform a material term or covenant required to be performed by it, then the non-terminating party shall pay the terminating party the liquidated damages provided for in this Section 7.2.2.

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(c)   The liquidated damages under this Section 7.2.2 shall be $100,000.00, being an amount agreed to by the parties as a reasonable estimate of the damages caused by such termination or failure in performance. The parties acknowledge and agree that the actual damages caused by reason of termination or failure in performance will be impractical or impossible to calculate and therefore agree on the foregoing amount as liquidated damages and not as a penalty.

        7.3    Amendment.  This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties.

        7.4    Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other parties or (b) waive compliance with any of the agreements of any other parties or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

8.0      GENERAL PROVISIONS

        8.1    Notices.  All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by facsimile, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

if to Empire:

Empire Federal Bancorp., Inc.
123 South Main Street
P. O. Box 1099
Livingston, MT 59047
Attention: Bill Ruegamer
Telephone: (406) 222-1981
Fax: (406) 222-1987

if to MFNB:

Montana First National Bancorporation
85 North Main
P.O. Box 1996
Kalispell, MT 59903
Attention: Thomas Weaver
Telephone: (406) 755-9999
Fax: (406) 755-1534

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        All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if delivered by mail; when answered back, if telexed; and when receipt acknowledged, if sent via facsimile.

        8.2    Captions.  The section captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.3    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate to modify this Agreement and to preserve each of the party’s anticipated benefits under this Agreement.

        8.4    Miscellaneous.  This Agreement (together with all other documents and instruments referred to): (a) constitutes the entire Agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter (b) is not intended to confer upon any other person any rights or remedies; (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Montana, without giving effect to the principles of conflict of laws; (d) shall not be assigned by operation of law or otherwise,. This Agreement may be executed in two or more counterparts which together shall constitute a single Agreement.

        8.5    Attorneys’ Fees.  In the event of any suit or other proceeding for the interpretation or enforcement of this Agreement, the prevailing party in such suit or other legal proceeding shall be entitled to recover its costs and expenses incurred, including, without limitation, reasonable attorneys’ fees.

        IN WITNESS WHEREOF, Empire Federal Bancorp., Inc. and Montana First National Bancorporation have caused this Agreement to be executed on the date first written above by their duly authorized representatives.

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EMPIRE FEDERAL BANCORP., INC.
By: /s/ William H. Ruegamer Its: President and Chief Executive Officer
MFNB ACQUISITION, INC.
By: /s/ William H. Ruegamer Its: President
MONTANA FIRST NATIONAL BANCORPORATION
By: /s/ M. Thomas Weaver Its: President

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Exhibit 99

Press Release dated March 15, 2002

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FOR IMMEDIATE RELEASE

Contact:     William H. Ruegamer
                  President
                  406/222-1981

EMPIRE FEDERAL BANCORP, INC.

Empire Federal to Acquire Montana First National Bancorporation in a Cash Transaction Valued At Approximately $4 Million

LIVINGSTON, Mont. -- March 15, 2002--Empire Federal Bancorp, Inc. (Nasdaq:EFBC) ("Empire") announced today that it has entered into a definitive agreement to acquire Montana First National Bancorporation and its subsidiary Montana First National Bank. Montana First National Bank is a national bank with its sole office located in Kalispell, Montana. Montana First National Bancorporation does not engage in business activities other than ownership of the Montana First National Bank. At Dec. 31, 2001, Montana First National Bancorporation had consolidated assets of $26.3 million, total deposits of $23.3 and total stockholders equity of $2.5 million.

In the transaction, Empire will acquire all of the issued and outstanding common stock of Montana First National Bancorporation in exchange for an aggregate cash price of $4,037,500. The aggregate cash price is subject to adjustment based upon Montana First financial performance prior to closing of the transaction. Empire does not anticipate a material adjustment to the aggregate purchase price will occur under the agreement. Empire will not issue any shares of its common stock or other securities in the transaction.

The transaction is structured as a merger of Montana First National Bancorporation with an Empire subsidiary to be formed to facilitate the merger. After completion of the merger Montana First National Bank will become a wholly-owned subsidiary of Empire.

"We expect to continue with Montana First's strong commitment to its community, employees and, most importantly, its customers," commented William Ruegamer, president of Empire. "We share their philosophy of strong customer service, and hope to augment it with our financial strength and breadth of service to provide their customers an even better banking experience."

Ruegamer also noted that this transaction will augment its already strong franchise in central and western Montana. The combined entity will have nearly $200 million in assets and a strong capital base for continued growth. Empire expects the transaction to be immediately accretive to its earnings.

Consummation of the transaction is subject to customary conditions, including, among other things, the receipt by Empire of the consents and approvals of federal banking regulatory authorities having jurisdiction over the proposed transaction, completion of an environmental site assessment of the Montana First National Bank premises in Kalispell, Montana which is acceptable to Empire and the approval of the transaction by Montana First National Bancorporation shareholders.

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In connection with the transaction, Empire intends to apply to the Board of Governors of the Federal Reserve System for permission to become a bank holding company under the Bank Holding Company Act of 1956, as amended. Registration as a bank holding company is necessary for consummation of the transaction.

As a bank holding company, Empire will become subject to the Bank Holding Company Act and regulations issued by the Federal Reserve. Among other things, the Bank Holding Company Act and Federal Reserve Regulation Y limit the activities of bank holding companies to activities closely related to banking.

Under current law and regulations bank holding companies may only engage in certain limited insurance activities. Empire, through its subsidiary, Empire Bank, controls Dime Insurance Corporation, a general insurance agency with activities in Montana. Empire, as a bank holding company, may be required to divest of Dime Insurance because the continued control of Dime Insurance is not authorized to Empire under the Bank Holding Company Act and Regulation Y. The divestiture of Dime Insurance, if any, would be required within a two-year holding period authorized under the Bank Holding Company Act.

Empire intends to become a financial holding company within the two-year holding period allowed under the Bank Holding Company Act. As a financial holding company, Empire would be authorized to continue its control of Dime Insurance, as well as to engage in other financially-related activities authorized under federal law and regulation. Empire is not currently entitled to become a financial holding company, but anticipates meeting the qualification requirements prior to the expiration of the two-year holding period.

All other business activities currently conducted by Empire are authorized for both bank holding companies and financial holding companies.

Under the definitive agreement a party may be required to pay liquidated damages in the amount of $100,000 if the party fails to perform certain of its required obligations and the agreement is terminated.

This news release contains certain forward-looking statements about the proposed acquisition. These statements include statements regarding possible anticipated future results. Certain factors that could cause actual results to differ materially from expected results, including difficulties in achieving cost savings from the acquisition or in achieving such cost savings within the expected time frame, difficulties in integrating the operations of Montana First National Bancorporation and increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Empire and Montana First National Bancorporation are engaged and other factors disclosed by Empire in its periodic filings with the SEC. Empire does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

    CONTACT: Empire Federal Bancorp, Inc.
             William H. Ruegamer, 406/222-1981